Schedule 1

Since the filing of Amendment No. 6, the Reporting Person set forth below effected the following transaction(s) in Class A Common Shares on the New York Stock Exchange. The prices below reflect the price paid by such Reporting Person per Class A Common Share on the relevant trade date.

Reporting Person	Type of Transaction	Trade Date	Number of Shares	Price per Share
Control Empresarial	Sale	02/11/2026	450,000	$35.3791 (1)
Control Empresarial	Sale	02/12/2026	3,000	$36.7943 (2)
Control Empresarial	Sale	02/13/2026	300,000	$34.2328 (3)
Control Empresarial	Sale	02/17/2026	75,000	$34.1066 (4)
Control Empresarial	Sale	02/18/2026	18,000	$34.5045 (5)
Control Empresarial	Sale	02/19/2026	72,000	$34.1311 (6)
Control Empresarial	Sale	02/20/2026	132,000	$34.6509 (7)
Control Empresarial	Sale	02/23/2026	2,000	$34.51 (8)
Control Empresarial	Sale	02/24/2026	250,000	$34.9099 (9)
Control Empresarial	Sale	03/02/2026	120,000	$38.3302 (10)
Control Empresarial	Sale	03/03/2026	99,000	$40.3327 (11)
Control Empresarial	Sale	03/04/2026	341,697	$41.6406 (12)
Control Empresarial	Sale	03/04/2026	280,964	$42.3213 (13)
Control Empresarial	Sale	03/04/2026	117,339	$43.0760 (14)
Control Empresarial	Sale	03/04/2026	163,100	$44.8648 (15)

1. Weighted average price. These shares were sold in multiple transactions at prices ranging from $35.00 to $35.90 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission (“SEC”), upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (1).

2. Weighted average price. These shares were sold in multiple transactions at prices ranging from $36.74 to $36.84 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (2).

3. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.00 to $34.44 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (3).

4. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.00 to $34.60 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (4).

5. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.40 to $34.60 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (5).

6. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.00 to $34.235 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (6).

7. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.50 to $34.82 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (7).

8. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.50 to $34.52 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (8).

9. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.60 to $35.08 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (9).

10. Weighted average price. These shares were sold in multiple transactions at prices ranging from $38.20 to $38.535 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (10).

11. Weighted average price. These shares were sold in multiple transactions at prices ranging from $40.00 to $40.63 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (11).

12. Weighted average price. These shares were sold in multiple transactions at prices ranging from $41.00 to $42.00 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (12).

13. Weighted average price. These shares were sold in multiple transactions at prices ranging from $42.001 to $43.00 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (13).

14. Weighted average price. These shares were sold in multiple transactions at prices ranging from $43.005 to $43.20 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (14).

15. Weighted average price. These shares were sold in multiple transactions at prices ranging from $44.80 to $45.10 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (15).